Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-172984) on Form S-8 of Atlantic Coast Financial Corporation of our report dated June 24, 2013, relating to our audit of the financial statements and supplemental schedule of Atlantic Coast Bank Employees’ Savings & Profit Sharing Plan and Trust, which appears in this Annual Report on Form 11-K of Atlantic Coast Bank Employees’ Savings & Profit Sharing Plan and Trust for the year ended December 31, 2012.

/s/ McGladrey LLP

Vienna, Virginia

June 24, 2013